SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2010

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 3, 2009, Bryn Mawr Bank Corporation (the “Corporation”) announced that it had entered into an Agreement and Plan of Merger with First Keystone Financial, Inc. In connection with the announcement, the Corporation furnished an 8-K as of November 4, 2009, which attached, among other things, a slide presentation setting forth information that was discussed on the Corporation’s November 4, 2009 conference call and posted to the Corporation’s website, www.bmtc.com. The Corporation updated the slide presentation on November 24, 2009 to include its fourth quarter 2009 earnings information, and now intends to update the slide presentation to include its fiscal 2009 year-end information. The Corporation is therefore replacing the slide presentation on its website with the updated slide presentation attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01.	Other Events.

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits –

99.1 — Updated Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ FREDERICK C. PETERS II
Frederick C. Peters II, President and Chief Executive Officer

Date: February 3, 2010

EXHIBIT INDEX

99.1 — Updated Slide Presentation